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                                                                      Exhibit 99



                    Independent Accountants's Review Report


The Board of Directors
First Midwest Bancorp, Inc.

We have reviewed the accompanying condensed consolidated balance sheet of First Midwest Bancorp, Inc. and subsidiaries as of September 30, 1999, and the related condensed consolidated statement of income for the three-month and nine month periods ended September 30, 1999, and the condensed consolidated statement of cash flows for the nine month period ended September 30, 1999. These financial statements are the responsibility of the Company's management. We did not make a similar review of the condensed consolidated financial statements for the corresponding period of the prior year (1998).

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data, and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, which will be performed for the full year with the objective of expressing an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying condensed consolidated financial statements referenced to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of First Midwest Bancorp, Ind. as of December 31, 1998, and the related consolidated statements of income, shareholders' equity, and cash flows for the year then ended (not presented herein) and in our report dated January 20, 1999, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 1998, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

                                       /s/ Ernst & Young, LLP


November 5, 1999

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